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                                                                 EXHIBIT 10.10

                     RESOLUTIONS AMENDING ANHEUSER-BUSCH
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                     EXECUTIVE DEFERRED COMPENSATION PLAN
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      WHEREAS, Anheuser-Busch Companies, Inc. (the "Company")
      maintains a certain plan of deferred compensation for a select group of management and highly compensated employees of the Company and subsidiaries which have adopted the plan, known as the Anheuser-Busch Executive Deferred Compensation Plan (Amended and Restated as of January 1, 2001) (the "Plan"); and

      WHEREAS, Article IX (a) of the Plan provides that amendments that provide for substantial increases in benefits shall require approval by this Committee; and

      WHEREAS, This Committee deems it necessary and desirable to amend the Plan in a manner that may increase the benefits available under the Plan.

      NOW, THEREFORE, BE IT

      RESOLVED, That this Committee hereby authorizes amendment of the Plan as follows:

1. By deleting Section II in its entirety and substituting the following therefor:

      II.   ELIGIBILITY
            An Employee shall be an Eligible Employee for a Year if:

            (a) the Employee is an Officer on the confidential payroll of a Participating Employer as of January 1 of the Year, or

            (b) if the Employee's market rate of annual compensation determined for other purposes as of January 1 of the Year equals or exceeds $200,000, as adjusted for each Year after 2002 in accordance with the Company's budgeted internal merit increase factor for that Year.

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2.    By deleting the term "$250,000 as Adjusted" each place it appears in the Plan and substituting the term "$200,000" therefor.

      RESOLVED, That these changes shall become effective January 1, 2002.

      RESOLVED, That the Chief Financial Officer of the Company may authorize such other changes in the Plan in connection with the amendments approved herein as he deems appropriate in his sole discretion, as provided for in Article IX of the Plan.